Exhibit 99.1

World Fuel Services Corporation Announces Renewal of Share Repurchase Program

MIAMI--(BUSINESS WIRE)--June 2, 2014--World Fuel Services Corporation (NYSE:INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel and related products and services, today announced that its Board of Directors has renewed the company’s share repurchase program, authorizing the purchase of up to $65 million in common stock. This board action replaces the remainder of the previously announced October 2008 share repurchase authorization.

Share repurchases may be made from time to time in the open market or through privately negotiated transactions. The timing and amount of shares to be repurchased under the program will depend on market conditions, share price, securities law and other legal requirements and factors. The program does not require the purchase of any minimum number of shares, has no expiration date and may be suspended or discontinued at any time without prior notice.

“The renewed availability under our share repurchase program demonstrates our continued confidence in World Fuel’s business model and long-term strategy, and reflects our commitment to delivering value to our shareholders,” said Ira M. Birns, executive vice president and chief financial officer. “The additional capacity will allow us to continue to consider repurchases from time to time, when we feel our shares are undervalued, principally to offset the dilutive impact of employee stock awards.”

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our business model and long-term strategy and plans for share repurchases. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 14, 2014. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to capitalize on new market opportunities, our ability to effectively integrate and derive benefits from acquired businesses, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel and related products and services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer